UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)
February 5, 2010

The Estate Vault Inc
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-53444	26-1930003
(Commission File Number)	(IRS Employer Identification No.)

1110 East Bonneville Ave, Las Vegas Nevada
(Address of Principal Executive Offices) (Zip Code)

866-405-3256
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Section 4 - Matters Related to Accountants and Financial Statements

Item 4.02.   Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report.

(b)    On January 22, 2010, The Estate Vault, Inc (the “Company”) received a letter from its accountants, Seale & Beers, CPAs (“SB”), informing the Company that SB became aware of material accounting errors in the Company’s Form 10-K for the period ended November 30, 2008 and Form 10Q for the period ending February 29, 2009 filed with the Securities and Exchange Commission (SEC) on November 16, 2009 and December 24, 2009 respectively.  The errors related to the conversion of transactions originally recorded in Canadian dollars into US dollar currency and therefore were inaccurate. The Company will amend its November 30, 2008 Form 10K and its February 29, 2009 Form 10-Q after review by the Company’s current accountant.  The Company has discussed with SB the matters disclosed in this filing.

(c)    The Company provided SB with a copy of this Current Report on Form 8−K and requested that SB furnish a letter as promptly as possible addressed to the Commission stating whether SB agrees with the statements made by the Company in response to this Item 4.02 and, if not, stating the respects in which it does not agree.  The letter is an exhibit to this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01               Financial Statements and Exhibits.

Exhibits

Exhibit 99.1    Item 4.02(b) Letter of Non-Reliance from Seale and Beers, CPAs dated January 22, 2010.
Exhibit 99.2    Item 4.02(c) Letter from Seale and Beers, CPAs dated February 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2009

By:	/s/ Boyd Soussana
Name:	Boyd Soussana
Title:	CEO